Exhibit 32.1

                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the report on Form 10-K of ProIndia International, Inc. (the "Company") for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Joseph Isaac Gutnick, Chief Executive Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date:  March 25, 2010

                                            /s/ Joseph Isaac Gutnick
                                            ------------------------------------
                                            Joseph Isaac Gutnick
                                            Chairman of the Board, President and
                                            Chief Executive Officer
                                            (Principal Executive Officer)

                                       29